2014 PROXY RESULTS
A Special Meeting of the Members was held on January 21, 2014, as reconvened on February 21, 2014, to consider the proposals described below. Each proposal was approved. The results of the voting at the Special Meeting are as follows:


1.     Approval of the election of eight nominees to the Board of
Managers of the Fund.Hatteras Global Private Equity Partners
Institutional, LLC
			Votes Against	Votes Withheld
Managers	Votes For
David B. Perkins	98.36%	None	1.64%
H. Alexander Holmes	97.56%	None	2.44%
Steve E. Moss		98.36%	None	1.64%
Gregory S. Sellers	98.36%	None	1.64%
Joseph E. Breslin	98.36%	None	1.64%
Thomas Mann		98.36%	None	1.64%
Peter M. Budko		98.36%	None	1.64%

2. Approval of the Investment Advisory Agreement between the Fund and Hatteras Funds, LLC.Hatteras Global Private Equity Partners
Institutional, LLC
			% of Outstanding Shares	% of Shares Voted
		No. of Shares
Affirmative		114,097	88.05%	98.36%
Against			473	0.37%	0.41%
Abstain			1,429	1.10%	1.23%
Total			115,999	89.52%	100.00%

3. Approval of the Investment Sub-Advisory Agreement among the Fund, Hatteras Funds, LLC and the Sub-Adviser.Hatteras Global Private Equity Partners Institutional, LLC
			% of Outstanding Shares	% of Shares Voted
		No. of Shares
Affirmative		114,097	88.05%	98.36%
Against			473	0.37%	0.41%
Abstain			1,429	1.10%	1.23%
Total			115,999	89.52%	100.00%




4. Approval of the transfer of the Adviser's incentive allocation account to Hatteras Funds, LLC.Hatteras Global Private Equity Partners Institutional, LLC
			% of Outstanding Shares	% of Shares Voted
		No. of Shares
Affirmative		114,097	88.05%	98.36%
Against			473	0.37%	0.41%
Abstain			1,429	1.10%	1.23%
Total			115,999	89.52%	100.00%